UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 14, 2013

Gladstone Capital Corporation

(Exact name of Registrant as Specified in Charter)

Maryland	814-00237	54-2040781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 200 McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On February 14, 2013, Gladstone Capital Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). There were present at the Annual Meeting in person or by proxy, stockholders holding an aggregate of 12,836,548 shares of the Company’s common stock and 715,223 shares of the Company’s preferred stock. The following matters were submitted to the stockholders for consideration:

1.	To elect four directors as outlined below:

(a)	Three directors, Messrs. David Gladstone, Paul Adelgren and John Outland, to be elected by the holders of common stock and preferred stock, voting together as a single class, with such directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified; and

(b)	One director, Terry Earhart, to be elected by the holders of preferred stock, voting as a single class, with such director to serve until the 2016 Annual Meeting of Stockholders, or until his successor is elected and qualified.

2.	To approve a proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of its common stock (during the 12 months following the Annual Meeting) at a price below its then current net asset value per common share, subject to certain limitations (including, without limitation, that the number of common shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale).

The voting results, as tabulated by and received from the inspector of election for the Annual Meeting, relating to the matters voted upon indicate that: David Gladstone, Paul Adelgren, John Outland and Terry Earhart were elected to serve as directors until the 2016 Annual Meeting of Stockholders, or until their successors are elected and qualified; and proposal 2 was approved by the Company’s stockholders. The full voting results are as follows:

1(a) Election of three director nominees to hold office until the 2016 Annual Meeting of Stockholders:

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class.

	For	Against	Abstain	Broker Non-Vote
David Gladstone	12,801,012	572,535	178,224	0
Paul Adelgren	12,573,646	794,511	183,614	0
John Outland	12,570,010	789,155	192,606	0

Continuing directors of the Company whose terms did not expire at the Annual Meeting were as follows: Michela A. English and Anthony W. Parker (each serving until the 2014 Annual Meeting of Stockholders), and Terry Lee Brubaker, John Reilly and David A.R. Dullum (each serving until the 2015 Annual Meeting of Stockholders).

1(b) Election of one director nominee to hold office until the 2016 Annual Meeting of Stockholders:

Such matter was voted upon solely by the Company’s stockholders holding preferred stock.

	For	Against	Abstain	Broker Non-Vote
Terry Earhart	686,442	7,210	21,571	0

2. Ratification of proposal to authorize the Company, with the approval of its Board of Directors, to issue and sell shares of the Company’s common stock (during the 12 months following the Annual Meeting) at a price below its then current net asset value per common share, subject to certain limitations (including, without limitation, that the number of common shares issued and sold pursuant to such authority does not exceed 25% of the Company’s then outstanding common stock immediately prior to each such sale):

Such matter was voted upon by the Company’s stockholders holding common stock and preferred stock, voting together as a single class. As required by the Investment Company Act of 1940, as amended, this proposal was also approved by a majority of the Company’s non-affiliated stockholders.

For	Against	Abstain	Broker Non-Vote
11,669,124	1,490,138	392,509	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE CAPITAL CORPORATION
(Registrant)

	By:	/s/ David Watson
David Watson
February 19, 2013	Chief Financial Officer and Treasurer

By:	/s/ Melissa Morrison
Melissa Morrison
Chief Accounting Officer